EXHIBIT 1

                               TOSCO CORPORATION


                                $4.375 Series F

                            Cumulative Convertible

                                Preferred Stock



                               STANDBY AGREEMENT




August 26, 1994


August 26, 1994



Morgan Stanley & Co.
  Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
c/o Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs and Madames:

            Tosco Corporation, a Nevada corporation (the
"Company"), has issued and outstanding an aggregate of 2,299,800 shares of its $4.375 Series F Cumulative Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"). The Company proposes to redeem on September 26, 1994 (the "Redemption
Date") all the outstanding shares of Preferred Stock (the "Preferred Shares") pursuant to a notice of redemption, dated August 26, 1994. The Preferred Shares will be redeemed at the redemption price of $53.5485 per share, which consists of $53.0625 plus accumulated dividends from August 16, 1994 through the Redemption Date of $.486. The Preferred Shares are convertible into shares of Common Stock, $.75 par value per share (the
"Common Stock"), at a conversion price of $24.00 per share (equivalent to 2.0833 shares of Common Stock per share of Preferred Stock). The right to convert the Preferred Stock into shares of Common Stock will terminate at the close of business (8:00 p.m. New York City time) on the Redemption Date (the "Conversion
Expiration Time").

            The Company desires to make arrangements with you (collectively, the "Purchasers," and each individually, a "Purchaser"), pursuant to which you will purchase authorized but unissued shares of Common
Stock which would have been issuable upon conversion of those shares of Preferred Stock in excess of 376,914 shares of Preferred Stock (having a total redemption price of $20 million and convertible into 785,224 shares of Common Stock) which are not duly surrendered for conversion prior to the Conversion Expiration Time, for a purchase price equal to $25.70 per share of Common Stock (the "Purchase Price").

            The Company has prepared and filed with the Securities and Exchange Commission (the
"Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement of Form
S-3 relating to 4,791,174 shares of Common Stock (the "Common Shares") issuable by the Company upon conversion of the Preferred Stock and in accordance with this Agreement. The Company has also filed such amendments thereto, if any, as may have been required to the date hereof and will file, if required, on or prior to the effective date of the registration statement one or more additional amendments thereto. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective and includes all financial statements, schedules, reports and documents incorporated by reference therein and not required to be filed therewith by Form S-3 under the Securities Act (the
"Incorporated Documents"), filed in accordance with the Securities Exchange Act of 1934, as amended, and the rules, regulations and forms of the Commission thereunder (collectively, the "Exchange Act") on or before the date on which the Registration Statement becomes effective. The term "Prospectus" means the prospectus, including any Incorporated Documents, on file with the Commission at the time the Registration Statement becomes effective; provided, that (a) if the prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Exchange Act differs from such prospectus, the term
"Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it is mailed or otherwise delivered to the Commission for filing, and (b) if the Company files any documents pursuant to Section 13 or 14 of the Exchange Act after the time the Registration Statement becomes effective and prior to the termination of the offering of the Common Stock by the Purchasers, which documents are deemed to be incorporated by reference into the Prospectus, the term "Prospectus" shall refer to said Prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission.

                                      I.

            The Company represents and warrants to each of the Purchasers that:

                  (a)   The Company and the transactions
contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act. The Registration Statement in the form in which it becomes effective, and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied or will comply in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by either of the Purchasers expressly for use therein.

                  (b)   The Incorporated Documents heretofore
filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           (e) All the outstanding shares of Preferred Stock and Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable; the Purchased Shares (as defined in paragraph II(a)) to be issued and sold by the Company have been duly authorized and when issued and delivered to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the Additional Shares (as defined in paragraph II(b)) to be issued by the Company have been duly authorized and when issued and delivered to the Purchasers upon conversion of any Preferred Shares held by them in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

                  (f) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Company or a subsidiary of the Company (except for directors' qualifying shares) free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts, except for pledges made under certain of the Company's and the Company's subsidiaries' credit agreements. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any of the Company's subsidiaries to any person or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company or any of the Company's subsidiaries, except as described or otherwise disclosed in the Prospectus and except for grants made under and in accordance with the Company's stock option plans. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company in the Registration Statement.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

                  (h)   (A) The redemption of the Preferred
Shares and conversion thereof in accordance with the terms of this Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby will not contravene (1) any provision of applicable law or the restated Articles of Incorporation or by-laws of the Company or (2) any agreement, contract, bond, indenture or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (3) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of or qualification with any governmental body or agency is required for any such actions or for the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby, except the registration under the Securities Act of the Common Shares deliverable upon conversion of the Preferred Shares and upon purchase pursuant to Article II hereof. and except such consents, approvals, authorizations, orders or qualifications as may be required under the securities, or Blue Sky, laws of the various states in connection with the acquisition, sale and distribution of the Common Shares by the Purchasers. The redemption of the Preferred Shares and conversion thereof in accordance with the terms of this Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby will not result in the imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries, pursuant to the terms of any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound.

                  (i)   There has not occurred any material
adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus. Since the date of the latest audited financial statements included in the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, except as disclosed in the Prospectus.

                  (j)   There are no legal or governmental
proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, that affects the transactions contemplated by this Agreement or that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts, instruments, leases, licenses or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (k) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

                  (l) Subsequent to the respective dates as of which information is given in the Prospectus, and except as may otherwise be described in the Prospectus, neither the Company nor any of its subsidiaries has (i) entered into any transaction not in the ordinary course of business, or (ii) declared or paid any dividend on its capital stock other than regular quarterly dividends on the Company's Common Stock and the Preferred Stock.

                  (m) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits (collectively, "Permits") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocations or modification of any such Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

                  (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                  (o)   Neither the Company nor any of its
subsidiaries is (i) an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, in each case as amended and in effect from time to time, or is subject to any law, rule, regulation, order, judgment or decree which regulates the redemption and conversion of the Preferred Shares as contemplated herein or the offering or sale of the Common Shares by the Purchasers, (other than the Securities Act, the Exchange Act and the Blue Sky or securities laws), including, without limitation, any law, rule, regulation, order, judgment or decree relating to common or contract carriers or to the sale of electricity, gas, steam, water or other public utility services.

                  (p)   Neither the Company nor any of its
subsidiaries nor, to the knowledge of the Company, any other party is now or is reasonably expected by the Company or its subsidiaries to be in violation or breach of, or in default with respect to, any provision of any material contract, agreement, instrument, lease, or license to which the Company or any subsidiary is a party, the effect of which would materially adversely affect the condition, financial or otherwise, earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole. Each such contract, agreement, instrument, lease or license (i) is in full force, (ii) is the legal, valid, and binding obligation of the Company or its subsidiaries and is enforceable as to the Company or its subsidiaries, as the case may be, in accordance with its terms and (iii) to the Company's knowledge, is the legal, valid and binding obligation of the other parties thereto and is enforceable as to each of them in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles.
            Neither the Company nor any of its subsidiaries is, or with giving of notice or lapse of time or both would be, in violation of its corporate charter or by-laws.

                  (q)   The Company and its subsidiaries have
title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus. Each of the Company, and its subsidiaries enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating.

                  (r) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals and filed all notices required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license, notice or approval and any remedial obligations under any Environmental Law, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses, approvals or obligations or to file such notices would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) Except as set forth in the Registration Statement and Prospectus, or incorporated by reference, (i) the Company does not know of any release or threatened release of any Hazardous Material (as hereinafter defined) on or to the Company's property the effect of which might have a materially adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole; and (ii) the Company has no present or contingent liability in connection with any release or threatened release of any Hazardous Material into the environment, whether on or off its property the violation of any of which might have a materially adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole. The term "Hazardous Material" means any oil (including petroleum products, crude oil and any fraction thereof), chemical, contaminant, pollutant, solid or hazardous waste, Hazardous Substance (as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act and regulations thereunder), or other material that is toxic or harmful to human health or the environment or the use, treatment, sale, discharge or disposal of which is regulated by a local, state or federal governmental authority charged with protection of health, safety or the environment.

                  (t) The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder; no "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred with respect to any "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries have incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the "Code"); and each "pension plan" established or maintained by the Company or any of its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (u) No tax deficiency has been incurred, nor do the Company or any of its subsidiaries have any knowledge of any tax deficiency which if determined adversely to the

Company or any of its subsidiaries, might have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole.

                  (v) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (w)   Neither the Company nor any of its
subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (x) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein.

                  (y)   Coopers & Lybrand, who have certified
certain financial statements of the Company and whose report is included in the Prospectus or is incorporated by reference therein, are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder.

                  (z)   No labor problem exists or, to the
knowledge of the Company, is imminent with the employees of the Company or any of its subsidiaries which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole.

                  (aa)  Except as set forth in the Prospectus,
neither the Company nor any of its subsidiaries has violated any applicable federal or state law relating to discrimination in hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which might have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (ab)  The Company is in compliance with all
provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), which ever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  (ac)  At the close of business on August 25,
1994, 2,299,800 shares of the Preferred Stock remained outstanding; the Preferred Shares are convertible, until the Conversion Expiration Time, into Common Stock at a Conversion Price of $24.00 per Preferred Share (equivalent to 2.0833 shares of Common Stock per Preferred Share) and such shares of Common Stock have been duly reserved for issuance upon conversion of the Preferred Shares; and from and after the time the Registration Statement becomes effective and until the Conversion Expiration Time the Company will take no action which would result in any change in the Conversion Price.

                  (ad)  The Company has instructed First
Interstate Bank of California, the conversion agent for the Preferred Shares, to cooperate with you in order to facilitate the conversion of Preferred Shares acquired by you until the Conversion Expiration Time.

                  (ae) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale of the Common Shares.

                  (af) On and after the date hereof and prior to the Redemption Date, there will be no change in the outstanding capital stock of the Company and the Company will not issue or sell or enter into any agreement (other than this Agreement), arrangement or understanding of any kind, or take any action, for the issuance or sale of any capital stock of the Company or securities convertible into capital stock of the Company or warrants or options for the purchase of capital stock of the Company or securities convertible into capital stock of the Company without the prior approval of the Purchasers, except for the issuance of Common Stock pursuant to the Company's stock option plans or upon conversion of the Preferred Shares.

                  (ag)  The redemption of all the outstanding
shares of Preferred Stock on the Redemption Date has been duly authorized by the Company; on the date hereof, the Preferred Stock shall have been duly called for redemption on the Redemption Date in accordance with the terms of the Company's Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights relating to the Preferred Stock (the "Certificate of Designations"), and the right to convert the Preferred Stock into Common Stock shall expire at 8:00 p.m., New York City time, on September 26, 1994.

                  (ah) All taxes, if any, required to be paid by the Company with respect to the redemption of the Preferred Stock and the issuance of shares of Common Stock upon conversion of the Preferred Stock or pursuant to this Agreement, have been or will be paid by the Company.

                                      II.

                  (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Purchasers agree, severally and not jointly, that the Purchasers will purchase from the Company at the Purchase Price, in the respective percentages set forth opposite their names on Schedule I, such number of shares of Common Stock in excess of 785,224 shares of Common Stock that would have been issued upon conversion of any shares of Preferred Stock that are not duly surrendered for conversion on or prior to the Conversion Expiration Time; provided, however, that the aggregate number of such shares of Common Stock purchased pursuant to this Agreement shall not exceed 4,005,950. Shares of Common Stock acquired by the Purchasers pursuant to this paragraph II(a) are referred to herein as "Purchased Shares." The Purchasers shall pay the Company for the Purchased Shares, if any, purchased pursuant to this paragraph II(a) by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company on the Redemption Date (the "Closing Date"). Delivery to the Purchasers of any Purchased Shares purchased pursuant to this paragraph II(a) shall be made at the offices of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, on the Closing Date.

                 (b) Until the Conversion Expiration Time, the Purchasers may (but shall not be obligated to) purchase shares of Preferred Stock in the open market or otherwise in such amounts and at such prices as the Purchasers may deem advisable. The Purchasers agree to surrender for conversion at the Conversion Expiration Time any shares of Preferred Stock beneficially owned by them on the Redemption Date. Shares of Common Stock issued to the Purchasers upon conversion of such shares of Preferred Stock may be sold by the Purchasers at any time or from time to time pursuant to an effective registration statement under the Securities Act (including the Registration Statement) or an applicable exemption under the Securities Act. Shares of Common Stock acquired upon conversion of the shares of Preferred Stock referred to in this paragraph II(b) are referred to as "Additional Shares." Purchased
Shares and Additional Shares are referred to in this Agreement as "Acquired Shares."

                  (c)   The Purchasers agree to inform the
Company when all Acquired Shares have been sold or if any offering of Acquired Shares is otherwise terminated.

                  (d) The Company hereby agrees that, without the prior written consent of the Purchasers it will not offer, sell, contract to sell or otherwise dispose of any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock for a period of 120 days after the date hereof, other than (i) sales to the Purchasers pursuant to this Agreement and (ii) any shares of such Common Stock sold by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

                                     III.

            As compensation to the Purchasers for their commitment hereunder, the Company will pay to the Purchasers, in the respective percentages set forth in
Schedule I: (i) on the date hereof, $800,000 as a standby fee, by wire transfer of immediately available funds, and
(ii) on the Closing Date, in the event the Purchasers acquire Purchased Shares, an amount equal to $.80 per Purchased Share for all Purchased Shares, by certified or official bank check or checks payable in New York Clearing House funds to the order of the Purchasers. At the option of the Purchasers, in lieu of being paid by the Company the amount referred to in this Article III, the Purchasers may deduct such amount from the Purchase Price payable pursuant to paragraph
II(a).

                                      IV.

            The obligations of the Company and the several obligations of the Purchasers hereunder are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date hereof.

            The several obligations of the Purchasers hereunder are subject, in their sole discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof and the Closing Date, true and correct in all respects (except for those representations which are made at a specified date, which shall be true as of such date), and to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and to the following further conditions:

                  (a)   (i)   No stop order suspending the
effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission at the Closing; (ii) there shall not be in effect any injunction, restraining order or other order of a court of any governmental agency that prohibits or restrains the Purchasers from converting the Preferred Stock into Common Stock; and (iii) there shall not have been any material change in the capital stock of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

                  (b) The Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company satisfactory to you, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and to the effect set forth in paragraph (a).

                  (c)   On the date the Registration Statement
becomes effective and prior to the mailing of the Notice of Redemption, you shall have received an opinion of Stroock & Stroock & Lavan, counsel for the Company, dated such date, in form and substance satisfactory to you to the effect that

                        (i)   the Company has been duly
incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the States of California, Connecticut and New Jersey;

                        (ii)  The authorized and outstanding
capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";


                        (iii)  all the shares of capital stock of
the Company outstanding prior to the issuance of the Common Shares have been duly authorized and are validly issued, fully paid and non-assessable; to the knowledge of such counsel, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any of the Company's subsidiaries to any person or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company or any of the Company's subsidiaries, except as described or otherwise disclosed in the Prospectus, and there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company in the Registration Statement;

                        (iv)  the Common Shares have been duly
authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and, to the best of such counsel's knowledge, the issuance of such Common Shares will not be subject to any preemptive or similar rights;

                        (v)   neither the Company nor any of its
subsidiaries is in violation or breach of, or in default with respect to any term of its articles of incorporation (or other charter document) or by-laws;

                        (vi)   this Agreement has been duly
authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity or contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                        (vii)  (A) the redemption of the
Preferred Shares and conversion thereof in accordance with the terms of this Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby, will not contravene (1) any provision of applicable law or the restated Articles of Incorporation or by-laws of the Company or (2) any agreement, contract, bond, indenture or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, (3) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of or qualification with any governmental body or agency is required for any such actions or for the performance by the Company of its obligations under this Agreement, except the registration under the Securities Act of the Common Shares deliverable upon conversion of the Preferred Shares and upon purchase pursuant to Article II hereof, and except such consents, approvals, authorizations, orders or qualifications as may be required under the securities, or Blue Sky, laws of the various states in connection with the offer and sale of the Common Shares by the Purchasers;


                        (viii) to the knowledge of such counsel, no default or event of default has occurred under any contract, agreement, bond, indenture or other instrument relating to indebtedness of the Company or any of its subsidiaries for money borrowed, to which the Company or any of its subsidiaries is a party which would give another party thereto the right to terminate such contract, agreement, bond, indenture or other instrument relating to indebtedness of the Company or to declare the indebtedness thereunder or any portion thereof to be due and payable prior to maturity;

                        (ix)   the statements (1) in the
Prospectus under the caption "Description of Capital Stock" and
(2) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                        (x)    the Registration Statement has
become effective under the Securities Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any jurisdiction;

                        (xi)   neither the Company nor any of its
subsidiaries is (1) an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or (2) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, in each case as amended and in effect from time to time, or is subject to any law, rule, regulation, order, judgment or decree which regulates the redemption and conversion of the Preferred Shares as contemplated herein, the offering or sale of the Common Shares by the Purchasers (other than the Securities Act, the Exchange Act, and the Blue Sky, or state securities laws), including, without limitation, any law, rule, regulation, order, judgment or decree relating to common or contract carriers or to the sale of electricity, gas, steam, water or other public utility services;

                        (xii)  after due inquiry, such counsel
does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (A) affects the transactions contemplated by this Agreement, (B) if determined adversely to the Company or one of its subsidiaries might have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations and prospects of the Company and its subsidiaries, taken as a whole, or (C) are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                        (xiii) (1) each Incorporated Document
(except for financial statements and schedules as to which such counsel need not express any opinion) complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and
(2) the Registration Statement and Prospectus and any supplements or amendments thereto (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder;

                        (xiv)  The Preferred Shares are
convertible into shares of Common Stock as provided in the Certificate of Designations and such shares of Common Stock have been duly reserved for issuance upon conversion of the Preferred
Shares; and

                (xv) The redemption of all of the outstanding Preferred Stock on the Redemption Date has been duly authorized; and the only remaining action required by the terms of the Preferred Stock to call the Preferred Stock for redemption on the Redemption Date is the giving of the Notice of Redemption by mail in accordance with the requirements thereof.

            In addition, such counsel shall state that such counsel participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the
Company and representatives of the Purchasers at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto, and related matters were discussed and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus
(except as otherwise indicated above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date, or the Registration Statement or the Prospectus and any amendment or supplement thereto as of the date thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

            The opinion of Stroock & Stroock & Lavan described in paragraph (c) above shall be rendered to you at the request of the Company and shall so state therein. In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Nevada.

                  (d)   On the date the Registration Statement
becomes effective, you shall have received an opinion of Andrews & Kurth L.L.P., special counsel for the Purchasers, dated such date, covering such matters referred to in subparagraph (iv),
(vi), (x) and clause (2) of (xiii) (but only as to the statements in the Prospectus under "Standby Arrangements") and the paragraph immediately following subparagraph (xv) of paragraph
(c) above. In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware.

                  (e)   At the time of the execution of this
Agreement and prior to the mailing of the Notice of Redemption, you shall have received a letter dated the date hereof, in form and substance satisfactory to you, from Coopers & Lybrand independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (f) The "lock-up" agreements between you and certain shareholders of the Company relating to sales of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (g) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or Preferred Stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and
(ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or Preferred Stock.

                  (h) Any certificate signed by an officer of the Company and delivered, pursuant to this Agreement or in connection with this Agreement and the transactions contemplated hereby, to you or your counsel shall be deemed a representation and warranty by the Company to each of you as to the matters covered thereby.

                  (i)   The Common Shares shall have been
approved for listing on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange, subject to notice of issuance.

                  (j)   There shall not have been any change
after the date of this Agreement in the restated Articles of Incorporation or bylaws of the Company adversely affecting the rights of the holders of the Common Stock or the Preferred Stock.

                  (k) On the Closing Date, the Purchasers shall have received, in form and satisfactory to the Purchasers, (i) letters, dated the Closing Date, from Stroock & Stroock &
Lavan and Andrews & Kurth L.L.P. to the effect that they reaffirm the respective opinions set forth in paragraphs IV(c) and (d) respectively, and (ii) a letter from Coopers & Lybrand to the effect that it reaffirms its statements made in its letter furnished pursuant to paragraph IV(e).

            If any condition specified in this Article shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all your obligations hereunder may be cancelled by you by notifying the Company of such cancellation in writing, and any such cancellation shall be without liability of any party to any other party except as provided in Article I, Article VI and Article VII.

                                      V.

            In further consideration of the agreements of the Purchasers herein contained, the Company covenants as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement to become effective by 5:30 p.m. on the date hereof and will advise the Purchasers promptly and, if requested by the Purchasers, will confirm such advice in writing, when the Company receives notice (written or oral) that the Registration Statement has become effective. The Company also will advise the Purchasers promptly and, if requested by the Purchasers, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; and (ii) upon knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Common Shares for offering or sale in any jurisdiction or of the initiation of any proceeding for such purpose. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company, upon knowledge thereof, will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (b) To furnish to you, without charge, (i) as many signed and conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) as you may reasonably request and (ii) from time to time during such period after the date hereof as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by a Standby Purchaser or dealer, as many copies of the Prospectus and any supplements and amendments thereto as you may reasonably request for the purposes contemplated by the Securities Act and the rules and regulations thereunder. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Common Shares are offered by the Purchasers and by all dealers to whom the Common Shares may be sold, both in connection with the offering and sale of the Common Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by the Purchasers or dealers.

                  (c)   Before amending or supplementing the
Registration Statement or the
Prospectus to furnish to you a copy of each such proposed amendment, or supplement and to file no such proposed amendment or supplement to which you reasonably object, and before or simultaneous with filing any document which, upon filing, becomes an Incorporated Document, to furnish to you a copy of each such proposed Incorporated Document.

                  (d) If, during the Registration Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Purchasers a reasonable number of copies of any amendments or supplements to the Prospectus (in form and substance satisfactory to counsel for the Purchasers) so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. In the event that the Company and the Purchasers agree that the Prospectus should be amended or supplemented, the Company, if required by law, regulation or any rule of the NYSE, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (e)   During the Registration Period, to file
in a timely fashion all documents
required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act subsequent to the time the Registration
Statement becomes effective.

                  (f) To endeavor to qualify the Common Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions, as you shall reasonably request, to comply with such laws as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Common Shares and to pay all expenses (including fees and disbursements of counsel) in connection therewith and in connection with any review of the offering of the Common Shares by the National Association of Securities Dealers, Inc.

                  (g)   To make generally available to the
Company's security holders and to you as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement covering the twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the post-effective amendment to the Registration Statement notifying the Commission of the shares of Common
Stock which will not be sold by the Purchasers. Upon your request at termination of the offering, the Company will file such a post-effective amendment with the Commission that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (h) On August 26, 1994, to mail to holders of Preferred Shares a Prospectus and a notice of redemption complying with the requirements of the Certificate of Designations together with notice of the other rights of the holders of Preferred Shares.

                  (i) To advise the Purchasers daily or direct the conversion agent and redemption agent for the Preferred Shares to advise the Purchasers daily of the respective number of Preferred Shares surrendered for conversion into Common Shares and surrendered for redemption on the preceding day.

                  (j)   To furnish to you "lock-up" agreements,
in form and substance satisfactory
to you, signed by certain of its current executive officers and directors, prohibiting such executive officers and directors from offering, selling, contracting to sell or otherwise disposing of any Common Stock for a period of 120 days from the date hereof.

                  (k)   Whether or not the transactions
contemplated in this Agreement are
consummated, to pay or cause to be paid the costs incident to the performance of its obligations under this Agreement, the redemption and conversion of the Preferred Shares and the authorization, issuance, sale and delivery of the Common Shares and any expenses or taxes payable in that connection; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement, and the costs of printing this
Agreement; the expenses, including printing expenses, in connection with mailing the Notice of Redemption and related documents and the publication of the advertisements relating to the redemption; all costs and expenses of issuance and delivery of the shares of Common Stock upon conversion of the Preferred Shares, including the fees of the conversion agent; the reasonable fees and disbursements of the Company's counsel and accountants; the reasonable fees and expenses of preparing and printing a Blue Sky Memorandum (including fees and expenses of counsel to the Purchasers in connection therewith); and the fees and expenses, if any, of listing the Common Shares on the New York Stock Exchange, Inc. and the Pacific Stock Exchange.

                  (l)   The Company will also reimburse the
Purchasers for all of the Purchasers' out-of-pocket expenses reasonably incurred in connection herewith, including fees and expenses of counsel to the Purchasers, not in excess of $65,000 in the aggregate.

                                      VI.

            The Company agrees to indemnify and hold harmless each Purchaser and each person, if any, who controls such Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Purchaser or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein.

            Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Purchaser, but only with reference to information relating to such Purchaser furnished to the Company in writing by such Purchaser through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm
(in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Purchasers and such control persons of Purchasers, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.

The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            If the indemnification provided for in the first or second paragraph of this Article VI is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the transactions contemplated by this Agreement shall be deemed to be in the same respective proportions as the aggregate Redemption Price of the Preferred Shares outstanding on the date of this Agreement bears to the total compensation required by the Purchasers pursuant to Article III of this Agreement. The relative fault of the Company on the one hand and the Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Purchasers' respective obligations to contribute pursuant to this Article VI are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            The Company and the Purchasers agree that it would not be just or equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Purchaser shall be required to contribute any amount in excess of the amount of compensation such Purchaser receives pursuant to Article III of this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VI are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution provisions contained in this Article VI and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) delivery of the Common Shares upon conversion of the Preferred Shares and (iv) the purchase of the Common Shares pursuant to Article II hereof.

                                     VII.

            Prior to the time the Company mails notice of the redemption of the Preferred Shares on the Redemption Date, this Agreement may be terminated by the Company by written notice to the Purchasers, or by the Purchasers by written notice to the Company.

            This Agreement shall also be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Redemption Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock
Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, or (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the United States Congress, or any other substantial national or international calamity, crisis or adverse change in United States or international financial, political or economic conditions that, in your judgment is materia and adverse and
(b) in the case of any of the events specified in clause (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable or inadvisable to proceed with the purchases of and payment for the Preferred Shares or the Common Shares, the conversion of the Preferred Shares into Common
Shares or the resale of the Common Shares by the Purchasers.

                                     VIII.

            This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

            If, on the Closing Date, either of the Purchasers shall fail or refuse to purchase Common Shares that it has agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Common Shares to be purchased on such date, the non-defaulting Purchaser may make arrangements satisfactory to the Company for the purchase of such Common Shares by other persons, including the non-defaulting Purchaser, but if no such arrangements are made by the close of business on the Closing
Date, the non-defaulting Purchaser shall be obligated to purchase the Common Shares that such defaulting
Purchaser agreed but failed to purchase. If on the Closing Date, either Purchaser shall fail or refuse to purchase
Common Shares and the aggregate number of Common Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Common Shares are not made prior to the close of business on the Redemption Date, this Agreement shall terminate without liability on the part of any non-defaulting Purchaser. Any action taken under this paragraph shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

            If this Agreement shall be terminated by the Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers or such Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Purchasers in connection with this Agreement and the transactions contemplated hereunder.

            This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                          Very truly yours,

                                          TOSCO CORPORATION


                                          By:


                           Name:  Jefferson F. Allen
                          Title: Executive Vice President and

                            Chief Financial Officer

Accepted, ________________, 1994

MORGAN STANLEY & CO.
  INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By: Morgan Stanley & Co. Incorporated


By:
    Name:   Lisa A. Genova
    Title:  Vice President




                                  SCHEDULE I

                                  Purchasers


             Purchaser                                 Percentage

Morgan Stanley & Co. Incorporated . . . . . . . . . .         50%

Donaldson Lufkin & Jenrette
  Securities Corporation. . . . . . . . . . . . . . .         50%


                     Total  . . . . . . . . . . .            100%

                             Exhibit  5.1


August 25, 1994


Tosco Corporation
72 Cummings Point Road
Stamford, CT 06902

Ladies and Gentlemen:

We have acted as counsel to Tosco Corporation, a Nevada corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the
"Registration Statement") relating to the public offering of up to 4,791,174 shares of Common Stock of the Company (the
"Shares").

We have examined copies of the Restated Articles of Incorporation and Bylaws of the Company, the Registration Statement and all exhibits thereto, and such other corporate records and documents and papers, statutes and authorities, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

We are members of the bar of the State of New York and do not purport to be experts on the laws of any other state or jurisdiction relevant to this opinion.

Based on the foregoing, we are of the opinion that the Shares, if and when issued under the circumstances contemplated by the Registration Statement, have been duly authorized and, such Shares, when issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN

                                        EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in the registration statement of Tosco Corporation on Form S-3 (File No. 33-__________) of our report dated February 4, 1994, on our audits of the consolidated financial statements and the financial statement schedules of Tosco Corporation as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.


Oakland, California
August 24, 1994